Exhibit 99.1

CONTACT INFORMATION: INVESTORS and MEDIA: Julie Tracy Sr. Vice President, Chief Communications Officer ev3 Inc. (949) 680-1375 jtracy@ev3.net ev3 Inc. Reports 2009 First Quarter Financial Results
Constant Currency First Quarter Net Product Sales Increase 10% to $100.4 million
Achieved First Quarter Non-GAAP Adjusted Earnings Per Share of $0.07
Third Consecutive Quarter of Positive Cash Flow
PLYMOUTH, Minn. — April 28, 2009 — ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today reported financial results for its fiscal first quarter and its updated financial guidance for 2009. Reconciliations of non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found immediately following the detail of net sales by geography later in this release.
ev3’s net sales were $100.4 million in the first quarter of 2009 versus $101.3 million in the same quarter of the prior year. First quarter of 2008 net sales included $6.2 million of research collaboration revenues. First quarter of 2009 net product sales of $100.4 million increased approximately 6% versus the prior year product sales. Excluding approximately $4.3 million of negative impact of foreign currency exchange rates, net product sales increased 10% versus the prior year quarter.
Robert Palmisano, president and chief executive officer of ev3 Inc., commented, “With our first quarter results, we delivered a solid start to 2009. We achieved sales growth across both our neurovascular and peripheral vascular segments driven by continued market penetration of our Axium coils and Onyx liquid embolic and expansion in our international business. As expected, however, our atherectomy business faced continuing challenges during the quarter. Despite these challenges, we are beginning to see positive progress from the strategic programs that we implemented to improve our performance and remain encouraged by the strength of our legacy peripheral vascular product lines, which grew 20% on a constant currency basis during the quarter.”
ev3’s GAAP net loss for the first quarter of 2009 was $(1.8) million compared to $(9.8) million in the first quarter of 2008. ev3’s net loss per common share for the first quarter of 2009 was $(0.02) compared to $(0.09) in the first quarter of 2008. The first quarter of 2009 net loss includes an expense of $3.4 million relating to increased reserves on vacated FoxHollow facilities and a gain of $4.1 million from the sale of non-strategic investment assets.
For the first quarter of 2009, ev3’s non-GAAP adjusted net income was $7.1 million, or $0.07 per diluted share. Non-GAAP adjusted net income and adjusted net earnings per share for the first quarter excludes non-cash amortization expense of $5.8 million, non-cash stock-based compensation of $3.7 million, vacant leased facilities reserve expense of $3.4 million, and a $4.1 million realized gain on the sale of non-strategic investment assets.

ev3 recorded its third consecutive quarter of positive cash flow with cash and cash equivalents increasing $7.3 million in the first quarter of 2009 compared to the end of the fourth quarter of 2008. Cash and cash equivalents totaled $66.9 million as of the end of first quarter of 2009. This increase was primarily due to cash generated by operations and the divestiture of non-strategic investment assets.
Palmisano continued, “With strong improvement in our gross margin, continued expense control and focus on operational efficiencies, I’m very pleased with the progress we continue to make towards profitable revenue growth. We believe our improving financial performance evidences that we have the right organizational alignment and strategic programs in place to position us for future success. We will build on our strong number two position in neurovascular and continue to leverage the power of our broad peripheral vascular portfolio.”
Sales Review
By product segment, peripheral vascular net product sales increased 3% versus the prior year quarter and 7% on a constant currency basis. Excluding atherectomy, peripheral vascular sales increased 20% on a constant currency basis. Neurovascular net sales increased 11% versus the prior year quarter and 18% on a constant currency basis.
On a geographic basis, ev3 U.S. net product sales increased approximately 2% versus the prior year quarter. International net sales increased 11% versus the prior year quarter and 24% on a constant currency basis. Changes in foreign currency exchange rates had a negative impact of approximately $4.3 million on net sales compared to the first quarter of the prior year.
An investor presentation summarizing the company’s first quarter 2009 results is available at http://ir.ev3.net.
Outlook
ev3 expects fiscal year 2009 net sales to be in the range of $420 to $430 million compared to $402.2 million of product sales in 2008. Net product sales growth on a constant currency basis is expected to be approximately 8% to 10%. Foreign currency exchange rate fluctuations are expected to negatively impact revenue growth by 3% to 4% in 2009. ev3 expects non-GAAP adjusted earnings per share to be in the range of $0.40 to $0.45 per diluted share, an increase of $0.31 to $0.36 over 2008, based on approximately 105.5 million of average outstanding shares. ev3’s adjusted net earnings per share guidance excludes estimated amortization expense of approximately $21.8 million, non-cash stock-based compensation of approximately $14.5 million, vacant leased facilities reserve expense of $3.4 million and gain on the divestiture of non-strategic investment assets of $4.1 million.
The company expects second quarter 2009 net sales to be in the range of $102 to $106 million compared to $101.5 million of net product sales in the second quarter of 2008 and non-GAAP adjusted net earnings per share to be in the range of $0.06 to $0.09 per diluted share, based on approximately 105.2 million of average outstanding shares. ev3’s non-GAAP adjusted net earnings per share for the second quarter of 2009 excludes estimated amortization expense of approximately $5.7 million and non-cash stock-based compensation of approximately $3.6 million.

Earnings Call Information
ev3 will host a conference call today, April 28, 2009, beginning at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to review its results of operations for the first quarter of 2009 and future outlook, followed by a question and answer session.
The conference call will be available to interested parties through a live audio webcast at http://ir.ev3.net, where it will be archived and accessible for approximately 12 months. The live dial-in number for the call is 888-679-8037 (U.S.) or 617-213-4849 (International). The participant passcode is 78089932.
If you do not have access to the Internet and want to listen to an audio replay of the conference call, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter passcode 10803225. The audio replay will be available beginning at 10:30 a.m. Central Time on Tuesday, April 28, 2009 until Tuesday, May 5, 2009.
About ev3 Inc.
Since its founding in 2000, ev3 has been dedicated to developing innovative, breakthrough and clinically proven technologies and solutions for the treatment of peripheral vascular and neurovascular diseases. ev3’s products are used by endovascular specialists to treat a wide range of peripheral vascular and neurovascular diseases and disorders. The company offers a comprehensive portfolio of treatment options, including the primary interventional technologies used today — peripheral angioplasty balloons, stents, plaque excision systems, embolic protection devices, liquid embolics, embolization coils, thrombectomy catheters and occlusion balloons. More information about the company and its products can be found at www.ev3.net.
ev3, the ev3 logo, FoxHollow, Axium and Onyx are trademarks of ev3 Inc., registered in the U.S. and other countries. All trademarks and trade names referred to in this press release are the property of their respective owners.

Forward-Looking Statements
Statements contained in this press release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements often can be identified by words such as “expect,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “continue,” “future,” “estimate,” “outlook,” “guidance,” or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause ev3’s actual results to be materially different than those expressed in or implied by ev3’s forward-looking statements. For ev3, particular uncertainties and risks include, among others, ev3’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of the current global economic crisis, ev3’s ability to implement, fund and achieve sustainable cost savings measures that will better align its operating expenses with its anticipated net sales levels and reallocate resources to better support growth initiatives, the timing of regulatory approvals and introduction of new products, market acceptance of new products, success of clinical testing, availability of third party reimbursement, impact of competitive products and pricing and effect of regulatory actions. More detailed information on these and additional factors that could affect ev3’s actual results are described in ev3’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Except as required by law, ev3 undertakes no obligation to update publicly its forward-looking statements.
Use of Non-GAAP Financial Measures
To supplement ev3’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), ev3 uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of net sales by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP.

ev3 Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	April 5,	March 30,
	2009	2008
Sales
Product sales	$100,395	$95,050
Research collaboration	—	6,207

Net sales	100,395	101,257

Operating expenses
Product cost of goods sold (a)	30,988	31,970
Research collaboration	—	1,648
Sales, general and administrative (a)	55,648	59,828
Research and development (a)	11,578	11,726
Amortization of intangible assets	5,828	8,243

Total operating expenses	104,042	113,415

Loss from operations	(3,647)	(12,158)

Other (income) expense:
Gain on investments, net	(4,067)	—
Interest expense (income), net	213	(441)
Other expense (income), net	2,208	(2,432)

Loss before income taxes	(2,001)	(9,285)

Income tax (benefit) expense	(192)	485

Net loss	$(1,809)	$(9,770)

Earnings per share:
Net loss per common share (basic and diluted):	$(0.02)	$(0.09)

Weighted average common shares outstanding: (basic & diluted)	105,030,020	104,094,790

(a) Includes stock-based compensation charges of:
Product cost of goods sold	$245	$297
Sales, general and administrative	3,098	3,594
Research and development	368	840

	$3,711	$4,731

ev3 Inc.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	April 5,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$66,914	$59,652
Accounts receivable, less allowance of $7,701 and $8,098, respectively	72,751	72,814
Inventories	45,743	47,687
Prepaid expenses and other assets	6,863	6,970

Total current assets	192,271	187,123

Restricted cash	2,852	1,531
Property and equipment, net	28,023	30,681
Goodwill	315,354	315,654
Other intangible assets, net	180,146	185,292
Other assets	355	383

Total assets	$719,001	$720,664

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$16,577	$15,657
Accrued compensation and benefits	20,837	29,547
Accrued liabilities	20,089	19,744
Current portion of long-term debt	2,500	2,500

Total current liabilities	60,003	67,448

Long-term debt	5,833	6,458
Other long-term liabilities	9,147	6,217

Total liabilities	74,983	80,123

Stockholders’ equity

Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding as of April 5, 2009 and December 31, 2008	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, shares issued and outstanding:106,714,505 shares as of April 5, 2009 and 105,822,444 shares as of December 31, 2008	1,067	1,058
Additional paid in capital	1,761,765	1,756,832
Accumulated deficit	(1,118,469)	(1,116,661)
Accumulated other comprehensive loss	(345)	(688)

Total stockholders’ equity	644,018	640,541

Total liabilities and stockholders’equity	$719,001	$720,664

ev3 Inc.
SELECTED NET SALES INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)
NET SALES BY SEGMENT

	For the Three Months Ended
	April 5,	March 30,
	2009	2008	% change
Peripheral vascular
Atherectomy	$18,308	$22,700	-19%
Stents	28,174	24,032	17%
Thrombectomy and embolic protection	8,047	5,955	35%
Procedural support and other	11,673	11,426	2%

Total peripheral vascular	66,202	64,113	3%

Neurovascular
Embolic products	19,547	17,864	9%
Neuro access and delivery products	14,646	13,073	12%

Total neurovascular	34,193	30,937	11%

Research collaboration	—	6,207	-100%

Total company	$100,395	$101,257	-1%

NET SALES BY GEOGRAPHY

	For the Three Months Ended
	April 5,	March 30,
	2009	2008	% change
United States	$61,654	$66,452	-7%
International	38,741	34,805	11%

Total net sales	$100,395	$101,257	-1%

ev3 Inc.
NON-GAAP FINANCIAL MEASURES
To supplement ev3’s consolidated financial statements prepared in accordance with GAAP, ev3 uses certain non-GAAP financial measures in this release. These non-GAAP financial measures include “non-GAAP net sales on a constant currency basis,” “non-GAAP total legacy net product sales on a constant currency basis,” “non-GAAP legacy peripheral vascular net product sales on a constant currency basis,” “non-GAAP neurovascular sales on a constant currency basis,” “non-GAAP net sales by geography on a constant currency basis,” “non-GAAP U.S. net product sales,” “non-GAAP adjusted net income,” “non-GAAP adjusted net earnings per share,” “estimated non-GAAP adjusted net product sales on a constant currency basis,” and “estimated non-GAAP adjusted net earnings per share.”
Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the tables below. In addition, an explanation of the manner in which ev3’s management uses these non-GAAP measures to conduct and evaluate its business, the economic substance behind management’s decision to use these non-GAAP measures, the substantive reasons why management believes that these non-GAAP measures provide useful information to investors, the material limitations associated with the use of these non-GAAP measures and the manner in which management compensates for those limitations is included following the reconciliation tables below.
ev3 Inc.
RECONCILIATION OF NET SALES TO
NON-GAAP NET SALES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	April 5, 2009			March 30, 2008
		Foreign	Net sales,			% change
		exchange	excluding the		% change	on a
		impact as	impact of		of net	constant
	Net sales, as	compared to	foreign	Net sales, as	sales, as	currency
	reported	prior period	currency	reported	reported	basis
Net product sales
Peripheral vascular
Atherectomy	$18,308	$183	$18,491	$22,700	-19%	-19%
Stents	28,174	1,232	29,406	24,032	17%	22%
Thrombectomy and embolic protection	8,047	325	8,372	5,955	35%	41%
Procedural support and other	11,673	388	12,061	11,426	2%	6%

Total peripheral vascular	66,202	2,128	68,330	64,113	3%	7%

Neurovascular
Embolic products	19,547	1,268	20,815	17,864	9%	17%
Neuro access and delivery products	14,646	907	15,553	13,073	12%	19%

Total neurovascular	34,193	2,175	36,368	30,937	11%	18%

Total net product sales	100,395	4,303	104,698	95,050	6%	10%

Research collaboration	—	—	—	6,207	-100%	-100%

Total net sales	$100,395	$4,303	$104,698	$101,257	-1%	3%

ev3 Inc.
RECONCILIATION OF PERIPHERAL VASCULAR NET SALES TO
NON-GAAP LEGACY PERIPHERAL VASCULAR NET PRODUCT SALES ON A CONSTANT CURRENCY
BASIS AND
NON-GAAP TOTAL LEGACY NET PRODUCT SALES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	April 5, 2009			March 30, 2008
		Foreign	Net sales,			% change
		exchange	excluding the		% change	on a
		impact as	impact of		of net	constant
	Net sales, as	compared to	foreign	Net sales, as	sales, as	currency
	reported	prior period	currency	reported	reported	basis
Peripheral vascular segment net sales, as reported	$66,202	$2,128	$68,330	$64,113	3%	7%
Atherectomy	18,308	183	18,491	22,700	-19%	-19%

Legacy peripheral vascular net sales (non-GAAP)	47,894	1,945	49,839	41,413	16%	20%
Neurovascular net sales	34,193	2,175	36,368	30,937	11%	18%

Total legacy net product sales (non-GAAP)	$82,087	$4,120	$86,207	$72,350	13%	19%

ev3 Inc.
RECONCILIATION OF NET SALES BY GEOGRAPHY TO
NON-GAAP NET SALES BY GEOGRAPHY ON A CONSTANT CURRENCY BASIS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	April 5, 2009			March 30, 2008
		Foreign	Net sales,			% change
		exchange	excluding the		% change	on a
		impact as	impact of		of net	constant
	Net sales, as	compared to	foreign	Net sales, as	sales, as	currency
	reported	prior period	currency	reported	reported	basis
United States	$61,654	$—	$61,654	$66,452	-7%	-7%
International	38,741	4,303	43,044	34,805	11%	24%

Total net sales	$100,395	$4,303	$104,698	$101,257	-1%	3%

ev3 Inc.
RECONCILIATION OF U.S. NET SALES TO
NON-GAAP U.S. NET PRODUCT SALES
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	April 5,	March 30,
	2009	2008	% change
U.S. net sales, as reported	$61,654	$66,452	-7%
Research collaboration	—	(6,207)	-100%

U.S. net product sales (non-GAAP)	$61,654	$60,245	2%

ev3 Inc.
RECONCILIATION OF NET LOSS TO
NON-GAAP ADJUSTED NET INCOME
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	April 5,	March 30,
	2009	2008
Net loss, as reported	$(1,809)	$(9,770)
Amortization expense	5,828	8,243
Stock-based compensation	3,711	4,731
FoxHollow lease reserve adjustment	3,421	—
Realized gain on investments	(4,081)	—

Non-GAAP adjusted net income	$7,070	$3,204

ev3 Inc.
RECONCILIATION OF NET LOSS PER COMMON SHARE TO
NON-GAAP ADJUSTED NET EARNINGS PER SHARE
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	April 5,	March 30,
	2009	2008
Net loss per common share, as reported	$(0.02)	$(0.09)
Amortization expense	0.06	0.08
Stock-based compensation	0.04	0.04
FoxHollow lease reserve adjustment	0.03	—
Realized gain on investment	(0.04)	—

Non-GAAP adjusted net earnings per diluted share	$0.07	$0.03

Weighted average diluted shares outstanding	105,157,042	104,401,331

ev3 Inc.
RECONCILIATION OF ESTIMATED NET SALES TO
ESTIMATED NON-GAAP ADJUSTED NET PRODUCT SALES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Twelve Months Ended
		December 31,		December 31,
	December 31,	2009		2009
	2008	Estimate (Low)	% change	Estimate (High)	% change
Net sales, as reported	$422,128	$420,000	NA	$430,000	NA
Research collaboration	(19,895)	—	NA	—	NA

Net product sales	402,233	420,000	4%	430,000	7%
Estimated foreign exchange impact	(13,000)	—	NA	—	NA

Estimated non-GAAP adjusted net product sales on a constant currency basis
	$389,233	$420,000	8%	$430,000	10%

ev3 Inc.
RECONCILIATION OF ESTIMATED NET EARNINGS (LOSS) PER SHARE TO
ESTIMATED NON-GAAP ADJUSTED NET EARNINGS PER SHARE
(Dollars in thousands)
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	July 5,	July 5,	December 31,	December 31,
	2009	2009	2009	2009
	Estimate (Low)	Estimate (High)	Estimate (Low)	Estimate (High)
Estimated net earnings (loss) per share	$(0.03)	$—	$0.06	$0.11
Amortization expense	0.06	0.06	0.21	0.21
Stock-based compensation	0.03	0.03	0.14	0.14
FoxHollow lease reserve adjustment	—	—	0.03	0.03
Realized gain on investment	—	—	(0.04)	(0.04)

Estimated non-GAAP adjusted net earnings per diluted share	0.06	0.09	0.40	0.45

Estimated weighted average diluted shares outstanding	105,200,000	105,200,000	105,500,000	105,500,000

Use and Economic Substance of Non-GAAP Financial Measures Used by ev3 and Usefulness of Such Non-GAAP Financial Measures to Investors
ev3 uses the non-GAAP financial measures described above as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by acquisitions, dispositions, non-recurring, unusual or infrequent charges not related to ev3’s regular, ongoing business, variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. ev3’s management uses the non-GAAP financial measures used in this release to analyze the underlying trends in ev3’s business, assess the performance of ev3’s core operations, establish operational goals and forecasts that are used in allocating resources and evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Additionally, ev3’s management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their incentive compensation performance targets.
ev3 believes that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by ev3’s management for its financial and operational decision-making and allows investors to see ev3’s results “through the eyes” of management. ev3 also believes that providing this information better enables ev3’s investors to understand ev3’s operating performance and evaluate the methodology used by ev3’s management to evaluate and measure such performance. ev3’s management believes that non-GAAP financial measures are useful to investors to evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Because ev3 historically has reported some of these non-GAAP results to the investment community, management also believes that the disclosure of these non-GAAP measures provides consistency in ev3’s financial reporting and facilitates investors’ understanding of ev3’s historic operating trends by providing an additional basis for comparisons to prior periods.
The following is an explanation of each of the items that management excluded from one or more of the non-GAAP financial measures used in this release and the reasons for excluding each of these individual items:
•	Foreign exchange impact and estimated foreign exchange impact. The impact of foreign exchange rates is highly variable and difficult to predict. The foreign exchange impact is the impact from foreign exchange rates on current period sales compared to prior period sales using the prior period’s foreign exchange rates. Estimated foreign exchange impact is the estimated impact of foreign exchange rates on future net sales compared to current period net sales using estimated future period foreign exchange rates. ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding changes in foreign exchange rates from ev3’s net sales.

•	Atherectomy net product sales. In the fourth fiscal quarter 2007, ev3 acquired FoxHollow Technologies, Inc. (FoxHollow). Prior to this acquisition, ev3 did not recognize any atherectomy net sales. In addition to disclosing net sales and growth rates that are determined in accordance with GAAP, ev3’s management believes that in order to properly understand underlying business trends in and performance of ev3’s legacy peripheral vascular segment business management has found and investors may find it useful to consider the impact of excluding atherectomy net product sales from ev3’s peripheral vascular net product sales and ev3’s total net product sales.

•	Research collaboration revenue. As a result of ev3’s FoxHollow acquisition, ev3 was engaged in a research collaboration with Merck & Co., Inc. (Merck). Prior to ev3’s acquisition of FoxHollow, ev3 did not recognize any research collaboration revenue. This research collaboration was terminated by Merck effective in July 2008. ev3’s management believes that in order to properly understand underlying business trends in and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding research collaboration revenue from ev3’s net sales.

•	FoxHollow lease reserve adjustment. In the first fiscal quarter 2009, ev3 recorded an adjustment to its lease reserve for leases acquired in connection with the FoxHollow acquisition. This reserve adjustment is not indicative of ev3’s ongoing operating performance and therefore ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $3.4 million lease reserve adjustment recorded by ev3 in the first fiscal quarter 2009.

•	Realized gain on non-strategic investment assets. In the first fiscal quarter 2009, ev3 recorded a gain of $4.1 million on the sale of certain non-strategic investment assets. This gain is a one-time item and is not indicative of ev3’s ongoing operating performance and in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $4.1 million gain on non-strategic investment assets recorded by ev3 in the first first quarter 2009.

•	Non-cash stock-based compensation. ev3 excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations. ev3’s management also believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand the application of SFAS 123R and its impact on ev3’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures and it allows for greater transparency to certain line items in ev3’s financial statements.

•	Amortization expense. ev3 excludes amortization expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations. ev3’s management also believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand ev3’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.
Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which ev3 Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP. Some of the limitations associated with ev3’s use of these non-GAAP financial measures are:
•	Items such as amortization expense and stock-based compensation do not directly affect ev3’s cash flow position; however, such items reflect economic costs to ev3 and are not reflected in ev3’s “non-GAAP adjusted net income (loss)” or “non-GAAP adjusted net earnings (loss) per share,” and therefore these non-GAAP measures do not reflect the full economic effect of these items.

•	Items such as the FoxHollow lease reserve adjustment and realized gain on non-strategic investment assets are unusual items that do not reflect ev3’s regular business activities. The effect of the lease reserve adjustment and the income associated with the sale of the non-strategic investment assets is not included in ev3’s “non-GAAP adjusted net income (loss)” or “non-GAAP adjusted net earnings (loss) per share.” However, these items nonetheless involve economic costs that are not reflected in the non-GAAP measures.

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than ev3, limiting the usefulness of those measures for comparative purposes.

•	ev3’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures ev3 uses.
ev3 compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. ev3 provides full disclosure of each non-GAAP financial measure ev3 uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. ev3 encourages investors to review these reconciliations. ev3 qualifies its use of non-GAAP financial measures with cautionary statements as to their limitations.
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